Filed Pursuant to Rule 424(b)(2)
File No. 333-280966

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED JULY 24, 2024
€3,500,000,000
Visa Inc.
€1,250,000,000 2.250% Senior Notes due 2028
€1,000,000,000 3.125% Senior Notes due 2033
€650,000,000 3.500% Senior Notes due 2037
€600,000,000 3.875% Senior Notes due 2044

We are offering €1,250,000,000 of our 2.250% senior notes due 2028 (the “2028 notes”), €1,000,000,000 of our 3.125% senior notes due 2033 (the “2033 notes”), €650,000,000 of our 3.500% senior notes due 2037 (the “2037 notes”) and €600,000,000 of our 3.875% senior notes due 2044 (the “2044 notes” and, together with the 2028 notes, the 2033 notes and the 2037 notes, the “notes”).
We will pay interest on the notes on May 15 of each year until maturity, beginning on May 15, 2026. The notes will be our unsecured obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will be issued only in registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
We may redeem the notes in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement, or in whole, but not in part, at any time at our option, if certain events occur involving changes in United States taxation, as described in this prospectus supplement, at the redemption price described in this prospectus supplement. See “Description of Notes—Optional Redemption” and “Description of Notes—Redemption for Tax Reasons.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended September 30, 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to Visa Inc.(1)
	Per Note	Total	Per Note	Total	Per Note	Total
2028 notes	99.462%	€1,243,275,000	0.200%	€2,500,000	99.262%	€1,240,775,000
2033 notes	99.993%	€999,930,000	0.350%	€3,500,000	99.643%	€996,430,000
2037 notes	99.480%	€646,620,000	0.425%	€2,762,500	99.055%	€643,857,500
2044 notes	98.801%	€592,806,000	0.500%	€3,000,000	98.301%	€589,806,000
Total		€3,482,631,000		€11,762,500		€3,470,868,500
________________
(1)Plus accrued interest from May 15, 2025, if settlement occurs after that date.
We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently, there is no public market for the notes.
The underwriters expect that the notes will be ready for delivery in book-entry form only through a common depositary for Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank, S.A./N.V. (“Euroclear”), as operator of the Euroclear System, against payment in immediately available funds on or about May 15, 2025.

Joint Bookrunners

J.P. Morgan	Barclays	BBVA	BofA Securities	Lloyds

Bank of China	Citigroup	Deutsche Bank	Goldman Sachs & Co. LLC	HSBC

RBC Capital Markets	Standard Chartered Bank	TD Securities	US Bancorp	Wells Fargo Securities
Co-Managers

Siebert Williams Shank	Penserra Securities LLC	R. Seelaus & Co., LLC	Ramirez & Co., Inc.

     April 30, 2025

Prospectus Supplement
Prospectus
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer and sale is not permitted. You should not assume
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that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
The notes are being offered only for sale in jurisdictions where it is lawful to make such offers. Offers and sales of the notes in the European Union and the United Kingdom are subject to restrictions, the details of which are set out below and under “Underwriting.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Notice to Prospective Investors in the European Economic Area
PRIIPs Regulation / Prohibition of sales to European Economic Area retail investors. The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA (a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation, from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in a Member State of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer.
EU MiFID II product governance / Professional investors and eligible counterparties only target market. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration each manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining each manufacturer’s target market assessment) and determining appropriate distribution channels.
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Notice to Prospective Investors in the UK
UK PRIIPs Regulation / Prohibition of sales to UK retail investors. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who are outside the UK, or if in the UK, persons that are qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities and other persons falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, a Relevant Person. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.
This prospectus supplement and the accompanying prospectus have not been approved for the purposes of Section 21 of the FSMA by a person authorized under the FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the UK only in circumstances in which Section 21(1) of the FSMA does not apply to the prospectus supplement and the accompanying prospectus.
The notes are not being offered or sold to any person in the UK except in circumstances which will not result in an offer of securities to the public in the UK within the meaning of Part VI of the FSMA. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
UK MiFIR product governance / Professional investors and ECPs only target market. Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration each manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either
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adopting or refining each manufacturer’s target market assessment) and determining appropriate distribution channels.
IN CONNECTION WITH THE ISSUANCE OF THE NOTES, BARCLAYS BANK PLC (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUANCE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. SEE “UNDERWRITING.”
References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States of America. References to “€” and “euro” in this prospectus supplement and the accompanying prospectus are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.
We expect that delivery of the notes will be made, against payment for the notes, on or about May 15, 2025, which will be the tenth U.S. business day following the pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), purchases or sales of securities in the secondary market generally are required to settle within one U.S. business day (T+1), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the business day preceding their date of delivery will be required, because the notes initially will settle within U.S. business days (T+10), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade prior to the business day preceding their date of delivery should consult their own legal and financial advisors.
Unless otherwise stated or the context otherwise requires, the terms “Visa,” “we,” “us,” “our” and the “Company” refer to Visa Inc. and its subsidiaries.
“Visa” and our other trademarks included or incorporated by reference in this prospectus supplement and the accompanying prospectus are Visa’s property. This prospectus supplement and the accompanying prospectus may contain additional trade names and trademarks of other companies. The use or display of other companies’ trade names or trademarks does not imply our endorsement or sponsorship of, or a relationship with, these companies.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our future financial position, results of operations and cash flows; prospects, developments, strategies and growth of our business; anticipated expansion of our products in certain countries; size and growth of the total addressable opportunities in consumer payments and new flows and our ability to capture such opportunities; industry developments; anticipated timing and benefits of our acquisitions; expectations regarding litigation matters, investigations and proceedings; timing and amount of stock repurchases; sufficiency of sources of liquidity and funding; effectiveness of our risk management programs; and expectations regarding the impact of recent accounting pronouncements on our consolidated financial statements. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. We describe risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, any of these forward-looking statements in our SEC filings, including our Annual Report on Form 10-K for the year ended September 30, 2024 and our subsequent reports on Forms 10-Q and 8-K, which are incorporated by reference herein. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.
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SUMMARY
This summary highlights information presented in greater detail elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in the notes. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and the other incorporated documents, including “Risk Factors” herein and in such incorporated documents, as well as our consolidated financial statements, before investing in the notes.
Visa is one of the world’s leaders in digital payments. Visa’s purpose is to uplift everyone, everywhere by being the best way to pay and be paid. We facilitate global commerce and money movement across more than 200 countries and territories among a global set of consumers, merchants, financial institutions and government entities through innovative technologies.
Since Visa’s early days in 1958, Visa has been in the business of facilitating payments between consumers and businesses. Visa is focused on extending, enhancing and investing in Visa’s proprietary advance transaction processing network, VisaNet, to offer a single connection point for facilitating payment transactions to multiple endpoints through various form factors.
We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at P.O. Box 8999, San Francisco, California 94128-8999, and our telephone number is (650) 432-3200. Our corporate website address is visa.com/ourbusiness. This is a textual reference only. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the notes.

The Offering

Issuer	Visa Inc.

Securities	€1,250,000,000 aggregate principal amount of 2.250% senior notes due 2028 (the “2028 notes”).

€1,000,000,000 aggregate principal amount of 3.125% senior notes due 2033 (the “2033 notes”).

€650,000,000 aggregate principal amount of 3.500% senior notes due 2037 (the “2037 notes”).

€600,000,000 aggregate principal amount of 3.875% senior notes due 2044 (the “2044 notes”).

Maturity Date	The 2028 notes: May 15, 2028.

The 2033 notes: May 15, 2033.

The 2037 notes: May 15, 2037.

The 2044 notes: May 15, 2044.

Interest Rate	The 2028 notes: 2.250% per annum, from May 15, 2025, payable annually in arrears.

The 2033 notes: 3.125% per annum, from May 15, 2025, payable annually in arrears.

The 2037 notes: 3.500% per annum, from May 15, 2025, payable annually in arrears.

The 2044 notes: 3.875% per annum, from May 15, 2025, payable annually in arrears.

Optional Redemption of the Notes
Prior to (i) with respect to the 2028 notes, April 15, 2028 (one month prior to the maturity date of such notes), (ii) with respect to the 2033 notes, February 15, 2033 (three months prior to the maturity date of such notes), (iii) with respect to the 2037 notes, February 15, 2037 (three months prior to the maturity date of such notes) and (iv) with respect to the 2044 notes, November 15, 2043 (six months prior to the maturity date of such notes), each series of notes will be redeemable as a whole or in part, at our option at any time and from time to time at a redemption price equal to the greater of:
•100% of the principal amount of such notes; and
•the sum of the present values of the remaining scheduled payments of principal and interest thereon, as if the notes matured on the applicable date set forth above (each, a “Par Call Date”) (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) (as defined herein) at the applicable Comparable Government Bond (as defined herein).
On or after the applicable Par Call Date, each series of notes will be redeemable as a whole or in part, at our option at any time and from time to time at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Notes—Optional Redemption of the Notes.”

Redemption for Tax Reasons	We may redeem all, but not less than all, of any series of notes in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States) at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of Notes—Redemption for Tax Reasons.”

Ranking	The notes will be our unsecured and unsubordinated debt and will rank equally and ratably among themselves and with our existing and future unsecured and unsubordinated debt.

Currency of Payment	All payments of interest, principal, including payments made upon any redemption of the notes, and additional amounts as described under “Description of Notes—Payment of Additional Amounts” will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us and so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Currency Conversion.”

Minimum Denominations	€100,000 and integral multiples of €1,000 in excess thereof.

Use of Proceeds	We intend to use the net proceeds from the offering of the notes for general corporate purposes, which may include, among other things, the refinancing of existing indebtedness. See “Use of Proceeds.”

Governing Law	New York.

Risk Factors
You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in the notes offered hereby. In particular, we urge you to carefully consider the information set forth under “Risk Factors” herein, and under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2024, which is incorporated by reference herein, for a discussion of risks and uncertainties relating to us, our business and an investment in the notes offered hereby.

Trading	The notes are new issues of securities with no established trading markets. We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by the underwriters that they presently intend to make markets in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice, in their sole discretion.

Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts on the notes as are necessary in order that the net payment by us of the principal and interest on the notes to a holder who is not a United States person (as defined herein), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable. See “Description of Notes—Payment of Additional Amounts.”

Trustee, Registrar, Transfer Agent	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).

Paying Agent	U.S. Bank Europe DAC, UK Branch.

Book-Entry	The notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, a common depositary for Clearstream and Euroclear, and registered in the name of the nominee of the common depositary. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes—Book-Entry System.”

Legal Entity Identifier	549300JZ4OKEHW3DPJ59

RISK FACTORS
The information below should be read in conjunction with the information under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2024, which is incorporated by reference herein, and with the information under “Risk Factors” in any subsequent incorporated documents. See “Incorporation of Certain Information by Reference.”
Risks Relating to the Notes
Holders of the notes will receive payments solely in euro except under the limited circumstances provided herein.
All payments of interest, principal, including payments made upon any redemption of the notes, and additional amounts as described under “Description of Notes—Payment of Additional Amounts” will be made in euro except under the limited circumstances provided herein. See “Currency Conversion.” We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euro made with respect to the notes into U.S. dollars or any other currency.
Holders of the notes may be subject to certain risks relating to the euro, including the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls.
The initial investors in the notes will be required to pay for the notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.
An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
•significant changes in rates of exchange between the euro and the investor’s home currency;
•the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency; and
•tax consequences for you as a result of any foreign exchange gains resulting from an investment in the notes.
We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. In addition, political uncertainty in the member states of the European Monetary Union that have adopted the euro, and fragmentation risk in the European Union, could create financial instability and have a negative impact on such states and global economies, which in turn could adversely affect the value of the euro and the price of the notes.
The European Monetary Union or one or more of its member states may, in the future, impose exchange controls or modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.
Furthermore, the indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk between the time a New York state court judgment is entered and the time the judgment is paid, and we cannot predict how long this would take. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be rendered in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, legal and tax advisors as to the risks involved in an investment in the notes.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euro, and market perceptions concerning the instability of the euro could adversely affect the value of the notes.
If, as described under “Currency Conversion,” the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us and so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. There can be no assurance that this exchange rate will be as favorable to holders of notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes.
The trading market for the notes may be limited.
The notes of each series are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the notes, investors may not be able to resell them. Although we expect the notes to be listed for trading on the New York Stock Exchange, no assurance can be given that the notes will become or remain listed, that a trading market for the notes will develop or of the price at which investors may be able to sell the notes, if at all. In addition, we will have no obligations to maintain and may terminate any listing of the notes on the New York Stock Exchange without the consent of the holders of the notes. The underwriters have advised us that they presently intend to make a market in the notes after completion of the offering. However, the underwriters are not obligated to do so and may discontinue any market-making at any time without notice, in their sole discretion. Therefore, no assurance can be given as to the liquidity of, or trading market for, the notes. The lack of a trading market could adversely affect investors’ ability to sell the notes and the price at which investors may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, our operating results, financial performance and prospects, prevailing interest rates, prevailing foreign exchange rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.
If trading markets develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the notes.
The prices for the notes depend on many factors, including:
•our credit ratings;
•prevailing interest rates being paid by, or the market prices for notes issued by, other companies similar to us;
•our financial condition, financial performance and prospects; and
•the overall conditions of the general economy and the financial markets.
The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the notes.
The notes are senior unsecured obligations and will be effectively subordinated to all of our future secured debt and any secured debt of our subsidiaries.
The notes are our senior unsecured obligations, ranking equally with our other senior unsecured indebtedness. The notes are not secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the notes will effectively be subordinated to any secured indebtedness we or our subsidiaries may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any dissolution, winding up, liquidation, reorganization or other similar proceeding, any secured creditors would have a superior claim to the extent of their collateral. In the event of any dissolution, winding up, liquidation, reorganization or other similar proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. As a result, you may receive less than you are entitled to receive or recover nothing if any dissolution, winding up, liquidation, reorganization or other similar proceeding occurs.
There are no covenants in the indenture governing the notes relating to our ability to incur future indebtedness or pay dividends, and limited restrictions on our ability to engage in other activities, which could adversely affect our ability to pay our obligations under the notes.
The indenture governing the notes does not contain any financial covenants. The indenture permits us and our subsidiaries to incur additional debt, including secured debt. Because the notes will be unsecured, in the event of any dissolution, winding up, liquidation, reorganization or other similar proceeding involving us, whether voluntary or involuntary, the holders of our secured debt will be entitled to receive payment to the extent of the assets securing that debt before we can make any payment with respect to the notes. If any of the foregoing events occurs, we cannot assure you that we will have sufficient assets to pay amounts due on our indebtedness and the notes. As a result, you may receive less than you are entitled to receive or recover nothing if any liquidation, dissolution, reorganization, bankruptcy or other similar proceeding occurs.

The indenture also does not limit our or our subsidiaries’ ability to issue or repurchase securities, pay dividends or engage in, or to otherwise be a party to, a variety of corporate transactions. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.
Trading in the clearing systems is subject to minimum denomination requirements.
The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes of any series are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
The global notes are held by or on behalf of Euroclear and Clearstream and, therefore, holders of the notes will have to rely on their procedures for transfer, payment and communication with us.
Each series of notes will be represented by one or more global notes, which will be held with a common depositary for Euroclear and Clearstream. Except in certain limited circumstances, holders of the notes will not be entitled to receive certificated notes in exchange for interests in the global notes. While the notes are represented by the global notes, holders of the notes will be able to trade their beneficial interests only through Euroclear and Clearstream.
We will discharge our payment obligations under the notes by making payments to or to the order of the common depositary for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a global note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global notes.
Holders of beneficial interests in the global notes will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

CURRENCY CONVERSION
All payments of interest, principal, including payments made upon any redemption of the notes, and additional amounts as described under “Description of Notes—Payment of Additional Amounts” will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us and so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.
Investors in the notes will be subject to foreign exchange risks as to payments of principal and interest, including payments made upon any redemption of the notes, which may have important economic and tax consequences to them. See “Risk Factors.”
The latest euro/U.S. dollar exchange rate announced by the Board of Governors of the Federal Reserve System on April 28, 2025 was €1.00 = $1.1381.

USE OF PROCEEDS
The net proceeds to us from this offering are estimated to be approximately €3.46 billion, or $3.94 billion based on the euro/U.S. $ exchange rate set forth under “Currency Conversion,” after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from the offering of the notes for general corporate purposes, which may include, among other things, the refinancing of existing indebtedness.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and investment securities and capitalization as of March 31, 2025 and as adjusted to reflect the issuance of the notes and the receipt (but not the use) of the estimated net proceeds of this offering as described under “Use of Proceeds.”

	As of March 31, 2025
	Actual	As Adjusted
	(in millions, except per share data)
Cash and cash equivalents and investment securities
Cash and cash equivalents	$11,734	$15,677
Investment securities	3,487	3,487
Total cash and cash equivalents and investment securities	$15,221	$19,164
Long-term debt
Long-term debt	$16,814	$16,814
2028 notes offered hereby	—	1,423	(1)
2033 notes offered hereby	—	1,138	(1)
2037 notes offered hereby	—	740	(1)
2044 notes offered hereby	—	683	(1)
Total long-term debt	$16,814	$20,798
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding	$880	$880
Common stock, $0.0001 par value:
Class A common stock, 1,715 shares issued and outstanding	—	—
Class B-1 and B-2 total common stock, 125 shares issued and outstanding	—	—
Class C common stock, 9 shares issued and outstanding	—	—
Right to recover for covered losses	(120)	(120)
Additional paid-in capital	21,579	21,579
Accumulated income	16,518	16,518
Accumulated other comprehensive income (loss):
Investment securities	14	14
Defined benefit pension and other postretirement plans	(8)	(8)
Derivative instruments	(206)	(206)
Foreign currency translation adjustments	(627)	(627)
Total accumulated other comprehensive income (loss)	(827)	(827)
Total equity	$38,030	$38,030
Total long-term debt and equity	$54,844	$58,828
_______________
(1)Calculated based on the euro/U.S. dollar exchange rate set forth under “Currency Conversion.”

DESCRIPTION OF NOTES
The following description is a summary of the terms of the notes being offered, and supplements the information under “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the notes and the indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture that has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. For purposes of this description, references to “Visa,” the “Company,” “we,” “our” and “us” refer only to Visa Inc. and not to its subsidiaries.
General
The 2028 notes will initially be limited to an aggregate principal amount of €1,250,000,000. The 2028 notes will bear interest from May 15, 2025, payable annually on May 15, beginning on May 15, 2026, to the persons in whose names such securities are registered at the close of business on the date that is the clearing system business day (for these purposes, Monday to Friday inclusive except December 25th and January 1st) immediately preceding each interest payment date. The 2028 notes will mature on May 15, 2028.
The 2033 notes will initially be limited to an aggregate principal amount of €1,000,000,000. The 2033 notes will bear interest from May 15, 2025, payable annually on May 15, beginning on May 15, 2026, to the persons in whose names such securities are registered at the close of business on the date that is the clearing system business day (for these purposes, Monday to Friday inclusive except December 25th and January 1st) immediately preceding each interest payment date. The 2033 notes will mature on May 15, 2033.
The 2037 notes will initially be limited to an aggregate principal amount of €650,000,000. The 2037 notes will bear interest from May 15, 2025, payable annually on May 15, beginning on May 15, 2026, to the persons in whose names such securities are registered at the close of business on the date that is the clearing system business day (for these purposes, Monday to Friday inclusive except December 25th and January 1st) immediately preceding each interest payment date. The 2037 notes will mature on May 15, 2037.
The 2044 notes will initially be limited to an aggregate principal amount of €600,000,000. The 2044 notes will bear interest from May 15, 2025, payable annually on May 15, beginning on May 15, 2026, to the persons in whose names such securities are registered at the close of business on the date that is the clearing system business day (for these purposes, Monday to Friday inclusive except December 25th and January 1st) immediately preceding each interest payment date. The 2044 notes will mature on May 15, 2044.
Each series of notes will be issued under an indenture dated as of December 14, 2015, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). The indenture is more fully described in the accompanying prospectus.
We have initially appointed U.S. Bank Europe DAC, UK Branch to act as paying agent in connection with the notes. U.S. Bank Europe DAC, UK Branch is an affiliate of the trustee. The term “paying agent” shall include U.S. Bank Europe DAC, UK Branch and any successors appointed from time to time in accordance with the provisions of the indenture. The corporate trust office of the paying agent is located at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom.
The notes are not subject to any sinking fund.

We may, without the consent of the existing holders of the notes, issue additional notes of any series having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that existing notes of a particular series and additional notes of such series form the same series under the indenture, provided, however, that if any such additional notes are not fungible with the existing notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
The notes will be our unsecured and unsubordinated debt and will rank equally and ratably among themselves and with our existing and future unsecured and unsubordinated debt.
The notes will be issued only in registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently, there is no public market for the notes.
Issuance in Euro
Initial holders will be required to pay for the notes in euro, and all payments of interest, principal, including payments made upon any redemption of the notes, and additional amounts as described under “—Payment of Additional Amounts” will be payable in euro. If, on or after the issuance of the notes, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us and so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Investors with a home currency other than euro will be subject to foreign exchange risks as to payments of principal and interest, including payments made upon any redemption of the notes, that may have important economic and tax consequences to them. See “Risk Factors.”
Calculation of Interest on the Notes
If any interest payment date, redemption date or the maturity date of the notes is not a business day, then payment of interest and/or principal will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the date from which interest begins to accrue for the period to, but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.
The term “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates. If any interest payment date, maturity date or redemption date is not a business day, then the related payment for such interest payment date, maturity date or redemption date shall be paid on the next succeeding business day with the same force and effect as if made on such interest payment date, maturity date or redemption date, as the case may be, and no further interest shall accrue as a result of such delay.
Defeasance
The notes will be subject to defeasance and discharge (but not with respect to certain covenants) and to defeasance of certain covenants as set forth in the indenture. See “Description of Debt Securities—Satisfaction, Discharge and Covenant Defeasance” in the accompanying prospectus.
With respect to the notes, the “foreign government obligations” referred to in “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus shall refer to (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.
Optional Redemption of the Notes
Each series of notes will be redeemable as a whole or in part, at our option at any time and from time to time prior to the applicable Par Call Date (as set forth in the table below), at a redemption price equal to the greater of:
•100% of the principal amount of such notes, and
•the sum of the present values of the remaining scheduled payments of principal and interest thereon up to and including the applicable Par Call Date, calculated as if the notes matured on the applicable Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus the applicable Spread for such notes (as set forth in the table below), plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.
Each series of notes will be redeemable as a whole or in part, at our option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Series	Par Call Date	Spread
2028 notes	April 15, 2028 (one month prior to maturity)	10 basis points
2033 notes	February 15, 2033 (three months prior to maturity)	15 basis points
2037 notes	February 15, 2037 (three months prior to maturity)	15 basis points
2044 notes	November 15, 2043 (six months prior to maturity)	20 basis points
“Comparable Government Bond” means, with respect to the notes to be redeemed prior to the applicable Par Call Date in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date of the notes to be redeemed, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means, with respect to any redemption date, the yield to maturity (rounded to three decimal places, with 0.0005 being rounded upwards) of the Comparable

Government Bond on the third Business Day prior to the date fixed for redemption, calculated on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us and calculated in accordance with generally accepted market practice at such time.
Notice of any redemption (including any redemption described under “—Redemption for Tax Reasons”) will be sent at least 15 days but not more than 60 days before the redemption date to each holder of notes to be redeemed and the trustee. If fewer than all of the notes of a series are to be redeemed, the particular notes to be redeemed shall be selected by the trustee pro rata or by lot or by such method as the trustee shall deem fair and appropriate. If any note is to be redeemed only in part, the notice of redemption that relates to such note shall state the principal amount thereof to be redeemed. A new note in principal amount equal to and in exchange for the unredeemed portion of the principal of the note surrendered will be issued in the name of the holder of the note upon surrender of the original note.
Unless we default in payment of the redemption price and accrued interest, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Each series of notes is also subject to redemption if certain events occur involving changes in United States taxation. See “—Redemption for Tax Reasons.”
Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
1.to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
a.being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
b.having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;
c.being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;
d.being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or
e.being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
2.to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
3.to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
4.to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
5.to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
6.to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
7.to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
8.to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
9.to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;
10.to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
11.in the case of any combination of items (1) through (10).
The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to a series of notes, then we may at any time at our option redeem, in whole, but not in part, the outstanding notes of such series on not less than 15 nor more than 60 days’ prior notice to the holders and the trustee, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on such notes to, but not including, the date fixed for redemption.
Book-Entry System
We have obtained the information in this section concerning Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium.
The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in this prospectus supplement under “Currency Conversion” and “—Issuance in Euro.”
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.
We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•transfers of securities and cash within Euroclear;
•withdrawal of securities and cash from Euroclear; and
•receipt of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.
Initial Settlement
Investors will follow the settlement procedures applicable to conventional eurobonds in registered form. It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States.
Secondary Market Trading
Any secondary market trading of book-entry interests in the notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form.
It is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Certificated Notes
Subject to certain conditions, the notes for a series represented by the global notes of the same series are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:
(1) the common depositary provides notification that it is unwilling, unable or no longer qualified to continue as depositary for the global notes of such series and a successor is not appointed within 90 days;
(2)we in our discretion at any time determine not to have all the notes of such series represented by the global note; or
(3)default entitling the holders of the applicable notes to accelerate the maturity thereof has occurred and is continuing.
Any note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as the common depositary shall direct. Subject to the foregoing, a global note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of the common depositary (or its nominee).
Same-day Payment
Payments (including principal, interest and any additional amounts) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose within the City of London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable notes, provided that all payments (including principal, interest and any additional amounts) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.
Euroclear and Clearstream Arrangements
So long as Clearstream or Euroclear or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee or common depositary, as the case may be, will be considered the sole owner or holder of the notes represented by such notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream or such nominee or common depositary, as the case may be, as registered holder thereof. None of us, the trustee, the transfer agent, the paying agent and registrar, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Distributions of principal and interest with respect to the global notes will be credited in euros to the extent received by Clearstream or Euroclear from the trustee or the paying agent, as applicable, to the cash accounts of Clearstream or Euroclear customers in accordance with the relevant system’s rules and procedures.
Because Clearstream and Euroclear can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.
The holdings of book-entry interests in the global notes through Clearstream and Euroclear will be reflected in the book-entry accounts of each such institution. As necessary, the registrar will adjust the amounts of the global notes on the register for the accounts of the common depositary to reflect the amounts of notes held through Clearstream and Euroclear, respectively.
Other
For other terms of the notes, including the Events of Default, limitations on consolidation, merger or sale and provisions regarding amendments or supplements to the indenture, see “Description of Debt Securities” in the accompanying prospectus.
Notices
Notices to holders of the notes will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.
Prescription Period
Any money that we deposit with the trustee or any paying agent for the payment of principal or any interest on any global note of any series that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to us upon our request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of the global note will be able to seek any payment to which that holder may be entitled to collect only from us.
Governing Law
The notes will be governed by and interpreted in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following are the material U.S. federal income tax consequences of owning and disposing of notes purchased for cash in this offering at their “issue price,” which we assume will be the public offering prices indicated on the cover of this prospectus supplement, and held as capital assets for U.S. federal income tax purposes.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, as well as differing tax consequences that may apply if you are, for instance:
•a financial institution;
•an insurance company;
•a dealer or trader in securities that uses a mark-to-market method of tax accounting with respect to the notes;
•holding notes as part of a “straddle” or conversion transaction, hedge or other integrated transaction, or similar transaction;
•a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•a regulated investment company;
•a U.S. expatriate;
•a “passive foreign investment company;”
•a “controlled foreign corporation;”
•a person subject to any minimum tax;
•a real estate investment trust;
•a tax-exempt entity; or
•a partnership for U.S. federal income tax purposes.
If you are an entity treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences to you of owning and disposing of the notes.
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This summary does not address any aspect of territorial, state, local or non-U.S. taxation, any alternative minimum tax consequences, any Medicare contribution tax consequences, the application of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any territorial, state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders
This section applies to you only if you are a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of a note and are, for U.S. federal income tax purposes:
•a citizen or individual resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Payments of Interest
Interest paid on a note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes. It is expected, and this discussion assumes, that the notes will be treated as issued without original issue discount for U.S. federal income tax purposes.
If you use the cash method of tax accounting and you receive a payment of interest (or receives proceeds from a sale, exchange or other disposition attributable to accrued interest) on the notes, you will be required to include in income the U.S. dollar value of the euro payment (determined based on a spot rate on the date the payment is received).
If you use the accrual method of tax accounting, you will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. You will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment (or proceeds from the sale, exchange or other disposition attributable to accrued interest) is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”).
Your tax basis in the euro received on a payment of interest will generally equal its U.S. dollar value based on the spot rate on the date the payment is received. Any gain or loss realized by you on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will be ordinary income or loss.
Sale or Other Taxable Disposition of the Notes
Your tax basis in a note will be the U.S. dollar value of the euro amount paid for the note, determined on the date of the purchase. If you purchase a note with previously owned euro and the notes are not traded on an established securities market (as determined under applicable regulations), you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the euro and the U.S. dollar fair market value of the note on the date of purchase. If the notes are traded on an established securities market (as determined under applicable regulations), a cash method taxpayer who buys a note will have a tax basis in the note equal to the U.S. dollar value of the euro amount paid for the note, determined on the settlement date, and such a taxpayer will recognize ordinary income or loss on any previously owned euro based on such value. An accrual method taxpayer may elect the same treatment for all purchases (and sales, as discussed below) of notes traded on an established securities market. This election by accrual method taxpayers cannot be changed without the consent of the IRS.
Upon the sale or other taxable disposition of a note, you will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as interest as described under “Payments of Interest” above. Your amount realized generally will equal the U.S. dollar value of the euro received in the sale, exchange or other taxable disposition calculated at the spot rate in effect on the date of the disposition. If the notes are traded on an established securities market, a cash method taxpayer who buys or sells a note is required to translate units of euro paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale and an accrual method taxpayer may elect the same treatment for all purchases and sales of notes. This election by accrual method taxpayers cannot be changed without the consent of the IRS.
Except to the extent of foreign currency gain or loss (as described below), gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition your holding period for the note is more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.
You may recognize foreign currency gain or loss upon the sale, exchange or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of your purchase price in euro of the note, determined using the spot rate on the date the note is disposed of, and (ii) the U.S. dollar value of your purchase price in euro of the note, determined using the spot rate on the date you acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by you on the sale, exchange or other taxable disposition of the note. Any such gain or loss generally will be U.S. source ordinary income or loss. If you recognize a loss upon a sale or other taxable disposition of a note and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding this reporting obligation.
You will have a tax basis in any euro received on the sale, exchange or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined at the time of sale, exchange or other taxable disposition. Any gain or loss realized by you on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will be ordinary income or loss.
Tax Consequences to Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. You are a Non-U.S. Holder if you are a beneficial owner of a note that is, for U.S. federal income tax purposes:
•a nonresident alien individual;
•a foreign corporation; or
•a foreign estate or trust.
You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a note.

Payments on the Notes
Subject to the discussions below concerning backup withholding and FATCA, payments of principal, interest and premium (if any) on the notes generally will not be subject to U.S. federal income or withholding tax, provided that:
•you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;
•you are not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership;
•you certify on a properly executed IRS Form W-8 appropriate to your circumstances, under penalties of perjury, that you are not a United States person; and
•the interest on the notes is not “effectively connected” with your conduct of a trade or business in the United States as described below.
If you cannot satisfy all of the first three requirements described above and interest on the notes is not effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the notes will be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.
Sale or Other Taxable Disposition of the Notes
Subject to the discussions below concerning backup withholding and FATCA, you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of notes unless the gain is effectively connected with your conduct of a trade or business in the United States as described below, although any amounts attributable to accrued interest will be treated as described above under “Payments on the Notes.”
Effectively Connected Income
If you are engaged in a trade or business in the United States, and if income or gain on a note is effectively connected with your conduct of this trade or business (and, if required by an applicable income tax treaty, the income or gain is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Backup Withholding and Information Reporting
If you are a U.S. Holder, information returns are required to be filed with the IRS in connection with payments to you on the notes and proceeds received by you from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption.
If you are Non-U.S. Holder, information returns are required to be filed with the IRS in connection with payments to you of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds received by you from a sale or other disposition of a note. You may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you may be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions commonly referred to as “FATCA” impose withholding of 30% on “withholdable payments” to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA withholding (if applicable) applies to payments of interest on the notes. While existing Treasury regulations would also require withholding on payments of gross proceeds of the sale or other disposition of the notes, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. You should consult your tax adviser regarding the effects of FATCA on your investment in the notes.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such employee benefit plan, plan, account or arrangement (each of the foregoing employee benefit plans, plans, accounts, arrangements or entities, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes by an ERISA Plan with respect to which we, any of the underwriters or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that any of these exemptions will be available, or that all of the conditions of an exemption will be satisfied, with respect to transactions involving the notes. Therefore, each person that is considering acquiring or holding the notes in reliance on an exemption should carefully review and consult with its legal advisors to confirm that it is applicable to the purchase and holding of the notes.
Plans that are governmental plans, non-U.S. plans or certain church plans, while generally not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans should consult with their counsel regarding the potential consequences of an investment in the notes under any applicable Similar Laws before acquiring the notes.

In light of the above, the notes may not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or violate any applicable Similar Laws.
Representation
Accordingly, by acceptance of a note, each purchaser, holder and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser, holder or transferee to acquire or hold the notes, or any interest therein, constitutes assets of any Plan or (ii) the purchase, holding and subsequent disposition of the notes by such purchaser, holder or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase, holding and subsequent disposition of the notes.
Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA or of applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the notes is appropriate for any Plan in general or whether such investment is appropriate for any particular Plan or other arrangement. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the notes should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement among the underwriters and Visa, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally and not jointly agreed to purchase, the principal amount of each series of notes set forth opposite its name.

Underwriter	Principal Amount of 2028 Notes	Principal Amount of 2033 Notes	Principal Amount of 2037 Notes	Principal Amount of 2044 Notes
J.P. Morgan Securities plc	€ 137,500,000	€110,000,000	€71,500,000	€66,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	137,500,000	110,000,000	71,500,000	66,000,000
Barclays Bank PLC	137,500,000	110,000,000	71,500,000	66,000,000
Lloyds Bank Corporate Markets plc	137,500,000	110,000,000	71,500,000	66,000,000
Merrill Lynch International	137,500,000	110,000,000	71,500,000	66,000,000
Bank of China (Europe) S.A.	50,000,000	40,000,000	26,000,000	24,000,000
Citigroup Global Markets Limited	50,000,000	40,000,000	26,000,000	24,000,000
Deutsche Bank AG, London Branch	50,000,000	40,000,000	26,000,000	24,000,000
Goldman Sachs & Co. LLC	50,000,000	40,000,000	26,000,000	24,000,000
HSBC Bank plc	50,000,000	40,000,000	26,000,000	24,000,000
RBC Europe Limited	50,000,000	40,000,000	26,000,000	24,000,000
Standard Chartered Bank	50,000,000	40,000,000	26,000,000	24,000,000
The Toronto-Dominion Bank	50,000,000	40,000,000	26,000,000	24,000,000
U.S. Bancorp Investments, Inc.	50,000,000	40,000,000	26,000,000	24,000,000
Wells Fargo Securities International Limited	50,000,000	40,000,000	26,000,000	24,000,000
Siebert Williams Shank & Co., LLC	26,875,000	21,500,000	13,975,000	12,900,000
Penserra Securities LLC	11,875,000	9,500,000	6,175,000	5,700,000
R. Seelaus & Co., LLC	11,875,000	9,500,000	6,175,000	5,700,000
Samuel A. Ramirez & Company, Inc.	11,875,000	9,500,000	6,175,000	5,700,000
Total	€ 1,250,000,000	€ 1,000,000,000	€ 650,000,000	€ 600,000,000
The underwriters have agreed, severally and not jointly, to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering each series of notes, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The offering of notes by the underwriters is subject to receipt and acceptance, and the underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts
The underwriters have advised us that they propose initially to offer each series of notes to the public at the respective public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer such notes to selected dealers at the public offering price minus a selling concession (as set forth in the table below and expressed as a percentage of the principal amount of the applicable series of notes). In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession (as set forth in the table below and expressed as a percentage of the principal amount of the applicable series of notes) on sales to other dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms.

Series	Discount to Securities Dealers	Discount to Other Brokers or Dealers
2028 notes	0.125%	0.100%
2033 notes	0.200%	0.125%
2037 notes	0.250%	0.125%
2044 notes	0.300%	0.250%
The expenses of the offering, not including the underwriting discounts, are estimated to be $7.4 million and are payable by us.
New Issue of Notes
The notes are new issues of securities with no established trading markets. We intend to apply to list the notes on the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date. Currently, there is no public market for the notes. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice, in their sole discretion. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at discounts from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Price Stabilization and Short Positions
In connection with the issue of the notes, the Stabilizing Manager (or any person acting on its behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Any stabilization action commenced will be carried out in accordance with applicable laws and regulations.
Any stabilization action may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of stabilization actions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time.

Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with us, or our affiliates, including acting as lenders under various loan facilities. They have received, and may in the future receive, customary fees and commissions for these transactions. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our or our affiliates’ securities and/or instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates, routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of FINRA. To the extent that any such underwriter intends to effect sales in the United States, it will do so only through one or more U.S. registered broker-dealers or otherwise as permitted by applicable U.S. law.
Settlement Cycle
We expect that delivery of the notes will be made, against payment for the notes, on or about May 15, 2025, which will be the tenth U.S. business day following the pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), purchases or sales of securities in the secondary market generally are required to settle within one U.S. business day (T+1), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the business day preceding their date of delivery will be required, because the notes initially will settle within U.S. business days (T+10), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade prior to the business day preceding their date of delivery should consult their own legal and financial advisors.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the

EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of UK Prospectus Regulation; and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who are outside the UK, or if in the UK, persons that are qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities and other persons falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, a Relevant Person. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.
Hong Kong
The notes have not been and will not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China, or “Hong Kong,” by means of this document or any other document other than (a) to “professional investors” as defined in Part I of Schedule 1 to the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”), and which do not constitute an offer or invitation to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the notes, has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in Part I of Schedule 1 to the SFO and any rules made thereunder.
This prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Futures Commission of Hong Kong and the Companies Registry of Hong Kong and neither has it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. The recipients of this prospectus supplement and the accompanying prospectus are advised to exercise caution in relation to any offer of the notes. If recipients are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, they should obtain independent professional advice. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that it, he or she is aware of the restriction on offers of the notes described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that it, he or she is not acquiring and has not been offered any notes in circumstances that contravene any such restrictions.
Japan
The notes have not been and will not be registered in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, the notes will not be offered or sold, and each underwriter or agent will not offer or sell any notes, directly or indirectly in Japan or to, or for the account of or the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to, or for the account of or the benefit of, any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan in effect at the relevant time. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore.
Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus supplement “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such reports and documents until the termination of this offering:
•Our Annual Report on Form 10-K for the year ended September 30, 2024;
•Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2024 and March 31, 2025;
•Our Current Reports on Form 8-K filed with the SEC on October 11, 2024, October 29, 2024 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof), January 29, 2025, January 30, 2025 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof), March 31, 2025 and April 29, 2025 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof); and
•Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 9, 2024.
We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:
Visa Inc.
P.O. Box 8999
San Francisco, CA 94128-8999
(650) 432-3200

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon for Visa Inc. by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements of Visa Inc. and subsidiaries as of September 30, 2024 and 2023, and for each of the years in the three-year period ended September 30, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2024, have been incorporated herein by reference and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
VISA INC.
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

We may offer, issue and sell from time to time, together or separately:
•shares of our class A common stock, par value $0.0001 per share;
•shares of our preferred stock, par value $0.0001 per share;
•depositary shares representing an interest in our preferred stock;
•debt securities, which may be senior debt securities or subordinated debt securities;
•warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;
•purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, currencies or commodities; and
•units consisting of one or more shares of our class A common stock, shares of our preferred stock, depositary shares, debt securities, warrants, purchase contracts or any combination of such securities.
The amounts, prices and terms of the securities will be determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.
Our class A common stock is listed on the New York Stock Exchange under the symbol “V.”

Investing in our securities involves risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of the securities described in this prospectus in one or more transactions. This prospectus provides a general description of the securities that may be sold by us. Each time we sell the securities described in this prospectus, we are required to provide you with this prospectus and an accompanying prospectus supplement containing specific information about us and the terms of the securities being sold. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any accompanying prospectus supplement is accurate as of the date of the prospectus and any accompanying prospectus supplement. Our business, financial position, results of operations and prospects may have changed since those dates.
Unless otherwise stated or the context otherwise requires, the terms “Visa,” “we,” “us,” “our” and the “Company” refer to Visa Inc. and its subsidiaries.

TRADEMARKS
“Visa” and our other trademarks included or incorporated by reference in this prospectus are Visa’s property. This prospectus may contain additional trade names and trademarks of other companies. The use or display of other companies’ trade names or trademarks does not imply our endorsement or sponsorship of, or a relationship with these companies.
SPECIAL NOTE FOR VISA MEMBERS,
CERTAIN VISA COMPETITORS AND AFFILIATES
All shares of class A common stock acquired by a Visa member, as defined in our eighth restated certificate of incorporation or our “Certificate of Incorporation”, or any person that is an operator, member or licensee of any general purpose payment card system that competes with us, or in each case any affiliate of such a person, in each case to the extent acting as a principal investor, will be converted automatically into class C common stock. Such automatic conversion will not apply to any shares of class A common stock acquired or held by the above-listed persons in connection with its brokerage, market making, custody, investment management or similar operations or acquired by any investment fund managed by such persons. Under the terms of our Certificate of Incorporation, class C common stock will be convertible into class A common stock only if transferred to a person that is neither a Visa member nor a person that is an operator, member or licensee of any general purpose payment card system that competes with us, nor in each case any affiliate of such a person. Upon such transfer, each share of class C common stock will convert into four shares of class A common stock.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our future financial position, results of operations and cash flows; prospects, developments, strategies and growth of our business; anticipated expansion of our products in certain countries; industry developments; anticipated timing and benefits of our acquisitions; expectations regarding litigation matters, investigations and proceedings; timing and amount of stock repurchases; sufficiency of sources of liquidity and funding; effectiveness of our risk management programs; and expectations regarding the impact of recent accounting pronouncements on our consolidated financial statements. Forward-looking statements generally are identified by words such as "anticipates," “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. We describe risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, any of these forward-looking statements in our SEC filings, including our Annual Report on Form 10-K, for the year ended September 30, 2023 and our subsequent reports on Forms 10-Q and 8-K.
By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from our forward-looking statements due to a variety of factors included or incorporated by reference in this prospectus, including, but not limited to, those described under the heading “Risk Factors” herein and in any prospectus supplement. You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future developments or otherwise.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risks described in our periodic reports filed with the SEC, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our subsequent filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” Our financial condition, results of operations, prospects for future growth or overall business could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.
THE COMPANY
Visa is a global payments technology company that facilitates global commerce and money movement across more than 200 countries and territories among a global set of consumers, merchants, financial institutions and government entities through innovative technologies. We provide transaction processing services (primarily authorization, clearing and settlement) to our financial institution and merchant clients through VisaNet, our proprietary advanced transaction processing network. We offer products, solutions and services that facilitate secure, reliable and efficient money movement for all participants in the ecosystem.
We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at P.O. Box 8999, San Francisco, California 94128-8999, and our telephone number is (650) 432-3200. Our corporate website address is usa.visa.com/about-visa.html. This is a textual reference only. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.
USE OF PROCEEDS
Except as otherwise described in any prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, including the financing of our operations and possible business acquisitions.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the class A common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.
DESCRIPTION OF CAPITAL STOCK
The following summary describes the material terms of our capital stock and is not complete. This summary does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law, our Certificate of Incorporation and our amended and restated bylaws (our “Bylaws”). Our Certificate of Incorporation and Bylaws have been filed as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Authorized Capitalization
Our authorized capital stock consists of:
•2,001,622,245,209 shares of class A common stock, par value $0.0001 per share;
•499,488,516 shares of class B-1 common stock, par value $0.0001 per share;
•122,756,693 shares of class B-2 common stock, par value $0.0001 per share;
•61,378,347 shares of class B-3 common stock, par value $0.0001 per share;
•30,689,174 shares of class B-4 common stock, par value $0.0001 per share;
•15,344,587 shares of class B-5 common stock, par value $0.0001 per share (together with class B-1 common stock, class B-2 common stock, class B-3 common stock and class B-4 common stock, “class B common stock”);
•1,097,165,602 shares of class C common stock, par value $0.0001 per share; and
•25,000,000 shares of preferred stock, par value $0.0001 per share.
The number of authorized shares of the preferred stock, class A common stock, class B common stock or class C common stock may be increased or decreased (but not below the number of shares of that class then outstanding) by the affirmative vote of the holders of a majority in voting power of our stock entitled to vote thereon, and no vote or action by the holders of the preferred stock, class A common stock, class B common stock or class C common stock, voting separately as a class, is required for any such increase or decrease.
Description of Common Stock
Voting Rights. Each holder of class A common stock has the right to cast one vote for each share of class A common stock held of record by such holder on all matters on which our stockholders generally are entitled to vote.
Each holder of class B common stock and each holder of class C common stock has no right to vote on any matters on which stockholders generally are entitled to vote. However, in addition to any other vote required by law, for so long as any shares of class B common stock or class C common stock remain issued and outstanding:
•the affirmative vote of the holders of a majority of the voting power of the class B common stock and class C common stock, voting together as a single class (in which vote the class A common stock will not participate) separate from all other classes or series of our capital stock, on an “as-converted basis” as described in the following paragraph, is required for the approval of any consolidation, merger, combination or other transaction in which shares of class A common stock are exchanged for, converted into or changed into other stock or securities, or the right to receive cash or other property, unless the shares of class B common stock and the shares of class C common stock will be exchanged for or changed into the same per share amount of stock, securities, cash or any other property, as the case may be, for which or into which each share of class A common stock is exchanged, converted or changed; and
•the affirmative vote of the holders of at least 80% of the voting power of the common stock of all classes and series, voting together as a single class separate from all other classes or series of our capital stock, shall be required to authorize us to exit our core payments business (i.e., to no longer operate a consumer debit/credit payments business).

With respect to each matter upon which holders of each class of class B common stock are entitled to vote pursuant to our Certificate of Incorporation, such holders shall vote together as a single class; provided, however, that the holders of each class of class B common stock shall each vote as a separate class in connection with any amendment to, among others, the definition of “applicable conversion rate,” as such term is defined in our Certificate of Incorporation, provisions governing downward adjustments thereto or as otherwise required by applicable law.
For purposes of the above paragraphs, “as-converted basis” means, with respect to each share of class B common stock or class C common stock entitled to vote on any matter, a number of votes equal to the aggregate number of shares of class A common stock into which each share of class B common stock or class C common stock owned by such holder would be converted, assuming the conversion at the applicable conversion rate in effect on the record date for such vote.
Conversion.
Class B Common Stock
In the event that any outstanding share of our class B common stock is transferred to a person other than a Visa member or an affiliate of a Visa member, as defined in our Certificate of Incorporation, on or after the "escrow termination date," as such term is defined in our Certificate of Incorporation, such share will, automatically and without further action on our part or on the part of any holder of class B common stock immediately prior to the transfer, be converted into shares of class A common stock based upon the applicable conversion rate in effect on the date of that transfer. However, in no event shall any share of class B common stock be converted into any shares of class A common stock except in connection with (i) a sale of such shares on a securities exchange on which shares of class A common stock are listed by means of a “brokers’ transaction” within the meaning of paragraph (g) of Rule 144 under the Securities Act or (ii) a private placement of such shares to a person who is not a Visa member or an affiliate of a Visa member.
No such conversion of class B common stock shall be effected until the occurrence of the escrow termination date and the expiration of all applicable restrictions on transfer of such shares.
The current applicable conversion rate for the class B-1 and class B-2 common stock is 1.5875 shares of class A common stock (i.e. one share of class B-1 and class B-2 common stock would, as applicable, be converted into 1.5875 shares of class A common stock), subject to adjustments for stock splits, recapitalization and similar transactions. The applicable conversion rates for the class B-1 common stock and class B-2 common stock will automatically be adjusted upon the issuance of any shares of class A common stock which are designated as loss shares, the net proceeds of which are to be deposited in the U.S. covered litigation escrow account to satisfy any settlements or judgments in respect of the U.S. covered litigation and upon the deposit of funds designated as “loss funds,” as such term is defined in our Certificate of Incorporation, by our board of directors, into the U.S. covered litigation escrow account in accordance with the terms of the escrow agreement and our Certificate of Incorporation. The applicable conversion rates will also be adjusted upon the final resolution of the U.S. covered litigation and the release of funds then remaining on deposit in the U.S. covered litigation escrow account. These adjustments will be made automatically, such that one share of class B-1 common stock is convertible into a number of shares of class A common stock determined based upon the below formulae. Adjustments to the class B-2 common stock will adhere to the same formulae; provided however, that each adjustment to the applicable conversion rate for the class B-2 common stock will be further adjusted so that such adjustment has double the impact compared to the impact such adjustment has on the applicable conversion rate for the class B-1 common stock.
•A–B–D, until final resolution of the U.S. covered litigation; and
•A–B–D+C, after final resolution of all of the U.S. covered litigation.

For purposes of these formulae:
“A” is equal to 0.7142888829.
“B” is a fraction:
•the numerator of which is the number of loss shares that have been issued; and
•the denominator of which is 245,513,385 (the "class B number").
“C” is a fraction:
•the numerator of which is the quotient obtained by dividing the aggregate portion of any funds disbursed to us from the U.S. covered litigation escrow account after the final resolution of the U.S. covered litigation (other than certain tax distributions and reimbursements related to the loss sharing agreement) by the greater of $0.04 or the volume-weighted average price per share of our class A common stock during the 90 trading-day period ending on the third trading day immediately preceding the date on which the covered litigation is finally resolved; and
•the denominator of which is the class B number.
“D” is a fraction:
•the numerator of which is the sum of what we call the loss funds share equivalents (described below) in respect of all deposits of loss funds into the U.S. covered litigation escrow account; and
•the denominator of which is the class B number.
The loss funds share equivalent in respect of a deposit of loss funds into the U.S. covered litigation escrow account is the quotient obtained by dividing the amount of those deposited loss funds by an amount we call the loss funds cost per share applicable to such deposit. The loss funds cost per share applicable to a deposit of loss funds into the U.S. covered litigation escrow account is the weighted average of each day’s volume-weighted average price per share (which we refer to as the "daily VWAP") of our class A common stock over a period that begins on the date our board of directors approves the deposit of those loss funds (which we refer to as the "funding decision date") and lasts for a certain number of trading days. That number of trading days that any such period lasts is equal to a quotient obtained by dividing:
•another quotient, obtained by dividing the amount of those loss funds by the volume-weighted average of the daily VWAP of our class A common stock over the five trading days immediately preceding the funding decision date,
•by 15% of the average daily trading volume of the class A common stock over the four calendar weeks prior to the week of the funding decision date (or such other percentage as set by our board of directors and consented to by members of the litigation committee).
After the date on which all of the U.S. covered litigation has been finally resolved, any amounts remaining on deposit in the U.S. covered litigation escrow account with respect to the U.S. covered litigation will be released to us and the conversion rate applicable to any transfer of shares of our class B common stock will automatically be adjusted in favor of the holders of our class B common stock (i.e., such that a lesser number of shares of class B common stock are required in order to convert into a single share of class A common stock), to the extent of the aggregate amount released to us from the U.S. covered litigation escrow account, taking into account the weighted average trading price of our class A common stock at such time, as described above; provided, however, that the above-mentioned adjustment shall have double the positive impact on each share of class B-2 common stock compared to the impact on each share of class B-1 common stock.

Class C Common Stock
In the event that any outstanding share of class C common stock is transferred to a person other than a Visa member or an affiliate of a Visa member, such share will, automatically and without further action on Visa’s part or on the part of any holder of class C common stock immediately prior to the transfer, be converted into shares of class A common stock based upon the applicable conversion rate in effect on the date of that transfer. However, in no event shall any share of class C common stock be converted into any shares of class A common stock except in connection with (i) a sale of such shares on a securities exchange on which shares of class A common stock are listed by means of a “brokers’ transaction” within the meaning of paragraph (g) of Rule 144 under the Securities Act or (ii) a private placement of such shares to a person who is not a Visa member or an affiliate of a Visa member.
Shares of class C common stock so converted will cease to be outstanding and shall no longer be issuable by Visa. Shares of class C common stock are convertible into shares of class A common stock only in connection with the transfers described above, and no holder of any shares of class C common stock has the right to convert, or to require Visa to convert, such shares into shares of class A common stock at any time.
The conversion rate applicable to any transfer of shares of class C common stock is four shares of class A common stock (i.e., one share of class C common stock will, upon transfer, be converted into four shares of class A common stock), subject to adjustments for stock splits, recapitalizations and similar transactions.
If any shares of our class A common stock are acquired by a Visa member or any person that is an operator, member or licensee of a general purpose payment card system that competes with us, or in each case any affiliate of such person, such shares will automatically be converted, at the inverse of the conversion rate applicable for shares of our class C common stock on the date of such conversion, into shares of our class C common stock. Such converted class A common stock will cease to be outstanding and will no longer be issuable by us.
However, such automatic conversion will not apply with respect to any shares of class A common stock acquired by a Visa member other than shares of class A common stock acquired by such Visa member for its own account as a principal investor or for the account of an affiliate of such Visa member that is acting as a principal investor. Without limiting the foregoing, such automatic conversion shall not apply to any shares of class A common stock acquired or held by a Visa member, a similar person or any of their respective affiliates in connection with its brokerage, market making, custody, investment management or similar operations or acquired by any investment fund managed by a Visa member, a similar person or any of their respective affiliates.
Preemptive Rights. In general, no holders of any shares of our common stock will be entitled to preemptive rights to subscribe for any shares of any class or series of our capital stock, except as may be provided in any resolution or resolutions providing for the issuance of a series of stock adopted by our board of directors or any agreement between us and our stockholders. We have no current plans to grant preemptive rights by a resolution of our board of directors or through any agreement with our stockholders.
Fractional Shares. We will not issue any fractional shares of any class of common stock upon conversion of any shares of any other class of common stock into shares of such class. In lieu of fractional shares, we will pay cash equal to such fractional amount multiplied by the fair market value, as determined by or in accordance with procedures established by our board of directors, in good faith and in its sole and absolute discretion, per share of the applicable class of common stock into which such shares are being converted, at the conversion date.

Dividend and Distribution Rights. Subject to any limitations contained in the Delaware General Corporation Law (the "DGCL"), our Certificate of Incorporation and any rights of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends or distributions, dividends or distributions may be declared and paid on the common stock out of our assets that are by law available therefor at such times and in such amounts as our board may determine. Other than with respect to certain dividends or distributions of class A common stock, the holders of shares of class A common stock, class B common stock and class C common stock are entitled to share ratably (on an as-converted basis as described below in the case of the holders of class B common stock or class C common stock) in dividends or distributions paid on the common stock, and no dividend or distribution may be declared or paid on any class or series of common stock unless an equivalent dividend or distribution is contemporaneously declared and paid (on an as-converted basis as described below in the case of the holders of class B common stock or class C common stock) on each other class and series of common stock. Dividends or distributions payable in shares of class A common stock may be paid on the class A common stock without also paying a corresponding dividend or distribution on each other class or series of common stock, subject to certain adjustments to the conversion rates applicable to the class B and class C common stock.
Liquidation Rights. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably on an as-converted basis in the net assets available for distribution to stockholders after the payment of our debts and other liabilities, subject to the prior rights of any issued preferred shares. Neither the voluntary sale, conveyance, exchange or transfer for cash, shares of stock, securities or other consideration of all or substantially all of our property or assets nor our consolidation or merger with or into one or more other corporations will be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer will be in connection with a dissolution or winding-up of our business.
Mergers, Consolidation, Etc. If we enter into any consolidation, merger, combination or other transaction in which shares of common stock are exchanged for, converted into, or otherwise changed into other stock or securities, or the right to receive cash or any other property, such shares of common stock will be exchanged for or changed into the same per-share amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of any other class of common stock is exchanged or changed, on an as-converted basis.
Use of the Term “As-Converted”. For purposes of the paragraphs entitled “—Dividend and Distribution Rights,” “—Liquidation Rights” and “—Mergers, Consolidation, Etc.,” as-converted means that each holder of class B common stock, or each holder of class C common stock, other than with respect to any dividend or distribution payable in shares of class A common stock, will be entitled to its ratable portion of: (x) any dividend or distribution in case of dividend rights; (y) any assets available for distribution in case of liquidation rights; or (z) any stock, securities, cash or other consideration in a consolidation, merger, combination or other transaction, as the case may be, in each case based upon the number of shares of class A common stock into which the shares of class B common stock or class C common stock, as applicable, beneficially owned by such holder would be converted, assuming the conversion of all outstanding shares of class B common stock and class C common stock into class A common stock, based on the applicable conversion rate then in effect, on the record date for such distribution or dividend, or immediately prior to such vote on such liquidation, dissolution or winding-up, or the consummation of such consolidation, merger, combination or other transaction, as applicable.
Transfer Restrictions. Shares of our class B common stock are not transferable until the escrow termination date. The above described limitation on transfer is, however, subject to the following exceptions:
•any transfer by us to the initial holders of any class B common stock;
•any transfer by us to any person or entity or by the holders thereof to us;

•any transfer of any shares of class B common stock to any other holder of class B common stock or its affiliate;
•any transfer of any shares of any class B common stock to an affiliate of such holder;
•any transfer of shares of common stock pursuant to the terms of the loss sharing agreement (as defined in our Certificate of Incorporation);
•any transfer of any shares of class B common stock by any person that is a group member (as defined in the bylaws of Visa International) of Visa International to any person that is a stockholder, member or other equity holder of such group member, provided that such transfer is made in accordance with applicable securities laws and is made to each transferee ratably in accordance with their respective entitlements to dividends or other distributions from such group member, in accordance with the applicable constituent documents of such group member;
•any transfer by a holder of class B common stock to any person that succeeds to all or substantially all of the assets of such holder, whether by merger, consolidation, amalgamation, sale of substantially all assets or other similar transactions;
•any transfer by a holder of class B common stock to any person that acquires from such holder all or substantially all of the Visa-branded payments products portfolio of such holder;
•any transfer of any shares of common stock by any non-equity member of Visa International in the principal category of membership to any non-equity member of Visa International with membership in Visa International that is sponsored by such principal non-equity member; and
•any transfer of any shares of common stock by any non-equity member of Visa International in the principal category of membership to any person that participates in the Visa payment system as an issuer and which person is sponsored by such non-equity member, by an associate member of Visa International sponsored by such non-equity member (if such non-equity member is a group member) or by a constituent member of such non-equity member.
Description of Preferred Stock
Preferred Stock Issued in Connection with the Acquisition of Visa Europe. In connection with our acquisition of Visa Europe, which closed on June 21, 2016, we created three new series of our preferred stock:
•series A convertible participating preferred stock, par value $0.0001 per share, which is generally designed to be economically equivalent to our class A common stock (the “series A preferred stock”);
•series B convertible participating preferred stock, par value $0.0001 per share (the “series B preferred stock”); and
•series C convertible participating preferred stock, par value $0.0001 per share (the “series C preferred stock”).
We issued 2,480,466 shares of series B preferred stock to Visa Europe’s member financial institutions in the United Kingdom and Ireland entitled to receive preferred stock at the closing of the acquisition, and 3,156,823 shares of series C preferred stock to Visa Europe’s other member financial institutions entitled to receive preferred stock at the closing of the acquisition.

Under certain conditions described below, series B and C preferred stock is convertible into shares of class A common stock, at a conversion rate, as of June 30, 2024, of 2.698 and 3.605 shares of class A common stock for each share of series B preferred stock and series C preferred stock, respectively. The conversion rates may be reduced from time to time to offset certain liabilities, if any, which may be incurred by us, Visa Europe or our or their affiliates as a result of certain existing and potential litigation relating to the setting of multilateral interchange fee rates in the Visa Europe territory (the “VE territory covered litigation”), where, generally, the relevant claims (and resultant liabilities and losses) relate to the period before the closing of the acquisition. Only 70% of such liabilities may be offset where the liability arises from a claim related to inter-regional multilateral interchange fees applied to transactions where the issuer is located outside the Visa Europe territory while the merchant outlet is located within the Visa Europe territory. A reduction in the conversion rates of the series B preferred stock and the series C preferred stock have the same economic effect on diluted class A common stock earnings per share as repurchasing our class A common stock because it reduces the as-converted class A common stock share count. Additionally, the shares of series B and C preferred stock are subject to restrictions on transfer and may become convertible in stages based on developments in the VE territory covered litigation. The shares of series B and C preferred stock will become fully convertible on the 12th anniversary of the closing of the Visa Europe acquisition, subject only to a holdback to cover any then-pending claims. Upon any such conversion of the series B and C preferred stock (whether by such 12th anniversary, or thereafter with respect to claims pending on such anniversary), the conversion rate would be adjusted downward and the holder would receive either class A common stock or series A preferred stock (for those who are not eligible to hold class A common stock pursuant to our Certificate of Incorporation).
The series A preferred stock is freely transferable and each share of series A preferred stock will automatically convert into 100 shares of class A common stock upon a transfer to any holder that is eligible to hold class A common stock under our Certificate of Incorporation.
The holders of the series B and C preferred stock have no right to vote on any matters, except for certain defined matters, including, in specified circumstances, any consolidation, merger or combination of the Company. Holders of the series A preferred stock, upon issuance at conversion, will have similar voting rights to the rights of the holders of the series B and C preferred stock. With respect to those limited matters on which the holders of preferred stock may vote, approval by the holders of the preferred stock requires the affirmative vote of the outstanding voting power of each such series of preferred stock, each such series voting as a single class. Upon issuance, all three series of preferred stock will participate on an as-converted basis in regular quarterly cash dividends declared on the Company’s class A common stock.
Preferred Stock That May Be Issued Hereunder. We are authorized to issue up to 25,000,000 shares of preferred stock. Our Certificate of Incorporation authorizes our board of directors, without further stockholder approval, to issue these shares in one or more series; to establish from time to time the number of shares to be included in each series; and to fix the designation, voting power, preferences and rights of the shares of each such series and any of its qualifications, limitations or restrictions. Unless otherwise provided in the certificate of designation with respect to any preferred stock, our board of directors may increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. Our board of directors may not authorize the issuance of preferred stock that adversely and disproportionately affects the rights or privileges of any class or series of common stock in relation to any other class or series of common stock. Our board may not authorize the issuance of preferred stock that is convertible into class B common stock or class C common stock.
The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:
•the title and liquidation preference per share of the preferred stock and the number of shares offered;

•the purchase price of the preferred stock;
•the dividend amount or rate (or method of calculation), the dates on which dividends will be paid, whether dividends shall be cumulative or noncumulative;
•any redemption or sinking fund rights of the preferred stock;
•the amounts payable on, and the preferences, if any, of the preferred stock if we liquidate, dissolve or wind up our affairs;
•any conversion, redemption or exchange provisions of the preferred stock;
•the voting rights, if any, of the preferred stock; and
•any other powers, preferences and relative, participating, option or other special rights of each series of preferred stock, and any qualifications and limitations of, and restrictions on, the preferred stock as are permitted by law.
You should also refer to the certificate of designations establishing a particular series of preferred stock, which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with the offering of such series of preferred stock.
Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that the prospectus supplement covers.
In general no holders of any shares of our preferred stock will be entitled to preemptive rights to subscribe for any shares of any class or series of our capital stock, except as may be provided in any preferred stock designation or any agreement between us and our stockholders. We have no current plans to grant preemptive rights through any agreement with our stockholders.
Limitations on Further Issuances of Capital Stock
Our Certificate of Incorporation and the litigation management agreement provide that, until the date of the final resolution of the U.S. covered litigation, and except as expressly contemplated by a global restructuring agreement to which we are a party, neither we nor any of our subsidiaries shall issue any shares of capital stock to any person without the prior written consent of a majority of the members of the litigation committee, other than any issuance of:
•shares of common stock (or other applicable equity interests in the case of any of our subsidiaries) on or before December 16, 2008;
•shares of common stock (or other applicable equity interests in the case of any of our subsidiaries) after December 16, 2008, pursuant to the terms of the global restructuring agreement or any other of the documents entered into in connection with our reorganization, including any loss shares and any securities issued upon the conversion or exchange of any shares of common stock issued pursuant to the terms of the global restructuring agreement or our Certificate of Incorporation that are convertible into or exchangeable for shares of common stock;
•shares of common stock (or other applicable equity interests in the case of any of our subsidiaries) issued pursuant to any option plan or other employee incentive plan approved by our board of directors, including shares issued upon the direct or indirect conversion of any options or convertible securities;
•shares of class A common stock in connection with any public offering of class A common stock that our board of directors determines in good faith is desirable in order to reduce the percentage ownership of common stock represented by the holders of class B common stock and class C common stock, in the aggregate, to less than 50%;
•shares of class A common stock (whether or not such shares constitute loss shares) sold in a public offering, the proceeds of which are to be used, as determined in good faith by our board of directors, to fund operating losses or other extraordinary losses or liabilities, or in other exigent circumstances as determined in good faith by our board of directors;
•shares of common stock or preferred stock (or other applicable equity interests in the case of any of our subsidiaries) issued as consideration in any merger or recapitalization or issued as consideration in an acquisition of any person by us;
•shares of common stock or preferred stock (or other applicable equity interests in the case of any of our subsidiaries) issued to any person in an aggregate number of shares, with respect to each such person, not to exceed (immediately after giving effect to such issuance) 10% of our outstanding capital stock of all classes and series, if such issuance is to a person as to which our board of directors has determined that a relationship with such person would result in a material strategic benefit to us;
•shares of common stock or preferred stock (or other applicable equity interests in the case of any of our subsidiaries) in an aggregate number of shares not to exceed (immediately after giving effect to such issuance) 3% of our outstanding capital stock of all classes and series, issued as part of any financing transaction approved by our board of directors, so long as such securities are not a material component of such financing transaction; and
•shares of common stock (or other applicable equity interests in the case of any of our subsidiaries) issued in connection with any subdivision, reclassification, split or combination of our securities to all holders of such securities on a pro rata basis or shares of class A common stock issued in connection with any subdivision, reclassification, split, combination, dividend or distribution to all holders of class A common stock on a per share basis (so long as the conversion rates applicable to the class B common stock and class C common stock are adjusted appropriately).
Limitations on a Change of Control
We summarize below several provisions of our Certificate of Incorporation, Bylaws and the DGCL. These provisions could have the effect of delaying, deferring or preventing a change in our control or deterring potential acquirers from making an offer to our stockholders. This could be the case even though a majority of our stockholders might benefit from such a change in control or offer. These descriptions are not complete and you should refer to the full text of our Certificate of Incorporation and our Bylaws, both of which were filed with the SEC, and to the DGCL.
Board of Directors. The number of directors comprising our board is fixed by an affirmative vote of a majority of our directors; provided, however, that at least 58% of our directors must be independent.
Our directors, except for those in uncontested elections and those appointed to fill vacancies or newly created seats, are elected by the holders of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of such directors. A majority of the votes cast is required in the case of uncontested elections. Vacancies and newly created seats on our board of directors may be filled only by our board of directors subject to the provisions of our Certificate of Incorporation. In addition, generally, a director may be removed, with or without cause, only by the affirmative vote of at least 80% in voting power of all the then outstanding shares of our stock entitled to vote for the election of directors voting together as a single class.

Our use of plurality voting except in connection with uncontested elections of directors, the inability of stockholders to fill vacancies or newly created seats on our board, the supermajority vote required for stockholders to remove a director, and the inability of stockholders to set the number of directors comprising our board make it more difficult to change the composition of our board of directors. These provisions could have the effect of delaying, deferring or preventing a change in our control or deterring potential acquirers from making an offer to our stockholders.
Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholders’ proposals relating to the nomination of candidates for election as directors or other business to be considered at a stockholders’ meeting. These procedures provide that notice of such stockholders’ proposals must be timely given in writing to our corporate secretary prior to the meeting at which the matter is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the date of the stockholders’ meeting. The notice must contain certain information specified in our Bylaws.
Special Meetings of Stockholders. Our Bylaws provide that special meetings of stockholders (i) may be called by our board of directors, the chairperson of the board, or the chief executive officer and (ii) shall be called by the secretary upon written request of one or more stockholders of record who own (as defined in our Bylaws) and who have owned continuously for at least one year not less than 15% of the voting power of all outstanding shares of class A common stock and who have complied in full with the requirements set forth in our Bylaws.
Ownership Limitations. Unless otherwise approved in advance by our board of directors, no person may:
•beneficially own more than 15% of the aggregate outstanding shares or voting power of our class A common stock; or
•beneficially own shares of class A common stock and common stock other than the class A common stock, which we refer to as other common stock, representing, together and on an as-converted basis, more than 15% of the class A common stock outstanding, assuming the conversion of all other common stock then outstanding.
In addition, no person (or an affiliate, member or licensee of such person) that is an operator of any general payment card system that competes with us may beneficially own more than 5% of the aggregate outstanding shares of class A common stock, assuming the conversion of all other common stock then outstanding.
If any transfer is purportedly effected which would result in a violation of either of these limitations, the intended transferee will acquire no rights in respect of the shares in excess of the applicable limitation, and the purported transfer of such number of excess shares will be null and void as of the date of that purported transfer.
In addition, if our board of directors determines in good faith that a transfer or other event has purportedly taken place, that, if effected, would result in violation of the foregoing ownership limitations or that a person intends or attempted to acquire beneficial ownership of shares in violation of the ownership limitations, such shares of class A common stock or other common stock will be redeemable for cash, property or other shares of our capital stock, as may be determined by our board of directors. Further, our board of directors may take such action it deems advisable to refuse to give effect or to prevent any transfer or other event that would result in violation of the foregoing ownership limitations, including redeeming the shares, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event.

Notwithstanding the foregoing ownership limitations:
•no Visa member will be deemed in violation of this ownership limitation as a result of the number of shares received in the reorganization;
•no Visa Europe transferee will be deemed in violation of this limitation as a result of owning the number of shares of class C common stock immediately after the first transfer of any shares of class C common stock by Visa Europe to such initial Visa Europe transferee;
•no Visa member will be deemed in violation of this limitation by virtue of a repurchase of common stock or other actions by us; and
•any underwriter that participates in a public offering or as principal or initial purchaser in a placement of our class A common stock or other voting stock (or securities convertible into or exchangeable for such securities) may beneficially own securities in excess of this ownership limitation but only to the extent necessary to facilitate such public offering or placement.
Amendment of the Certificate of Incorporation and Bylaws. In addition to certain class voting rights and any votes required by applicable law, our Certificate of Incorporation also requires (i) the approval of not less than a majority of the voting power of the holders of the shares of class A common stock, class B common stock and class C common stock, each voting separately as a class (and together with no other class), to amend certain provisions of the Certificate of Incorporation. These amendment requirements make it more difficult to alter the anti-takeover provisions of our Certificate of Incorporation. Our Certificate of Incorporation and Bylaws also authorize our board of directors to amend our Bylaws at any time without stockholder action, except that any amendment by our board of directors of any provision of our Bylaws that was adopted by our stockholders will not become effective earlier than 365 days after the date on which the stockholders adopted such provision.
Preferred Stock. Since our board of directors may issue shares of preferred stock and set the voting powers, designations, preferences and other rights related to that preferred stock, any designation of preferred stock and issuance of shares of preferred stock may delay or prevent a change of control.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder, unless:
•the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an “interested stockholder”

is a person that, together with his or her affiliates and associates, owns 15% or more of our outstanding voting stock.
Transfer Agent and Registrar
The transfer agent and registrar for our class A common stock is EQ Shareowner Services.
Listing
Our class A common stock is listed on the New York Stock Exchange under the symbol “V."
DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of a depositary agreement and the related depositary receipts. The applicable prospectus supplement will describe the terms of any depositary agreement and the related depositary receipts issuable thereunder. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
We will file a copy of the forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares with the SEC each time we issue depositary shares, and these depositary agreements and depositary receipts will be incorporated by reference into the registration statement of which this prospectus is a part. You should read those documents for provisions that may be important to you.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.
DESCRIPTION OF DEBT SECURITIES
The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture dated as of December 14, 2015, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
As used in this “Description of Debt Securities,” the terms “Visa,” “we,” “our,” and “us” refer to Visa Inc. and do not, unless otherwise specified, include our subsidiaries.
General Terms of the Indenture
The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.
The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:
•the title;
•the aggregate principal amount;
•whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
•whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;
•the price or prices at which the debt securities will be issued;
•the date or dates on which principal is payable;
•the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
•interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;
•the right, if any, to extend the interest payment periods and the duration of the extensions;
•our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•the currency or currencies of payment of principal or interest;
•the terms applicable to any debt securities issued at a discount from their stated principal amount;
•the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•any provisions for the remarketing of the debt securities;

•if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and
•any other specific terms of any debt securities.
The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Subordination
The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:
•failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;
•failure to make sinking fund payments when due;
•failure to perform any other covenant for 90 days after notice that performance was required;
•certain events relating to bankruptcy, insolvency or reorganization; or
•any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.
If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by a trust officer of the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•the holder has previously given to the trustee written notice of default and continuance of that default;
•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within 60 days of the request; and
•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.
Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for such registered global security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Visa, the trustee or any other agent of Visa or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream”, or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and
•we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.
Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•secure any debt securities;
•evidence the assumption by a successor corporation of our obligations;
•add covenants for the protection of the holders of debt securities;
•add one or more guarantees for the benefit of holders of debt securities;
•cure any ambiguity or correct any inconsistency in the indenture;
•establish the forms or terms of debt securities of any series;
•conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;
•evidence and provide for the acceptance of appointment by a successor trustee;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities
•make any change that does not materially adversely affect the right of any holder; and
•comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.
We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount or premium, if any;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable on redemption;
•change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;
•alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;
•impair the right to institute suit for the enforcement of any payment on any debt security when due;
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or
•modify any provisions set forth in this paragraph.
Concerning the Trustee
U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) is trustee under our indenture dated as of December 14, 2015.
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the United States.
The indenture contains limitations on the right of the trustee, should it become a creditor of Visa, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).
DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.
General
We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•the offering price;

•the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•the number of warrants offered;
•the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;
•the exercise price and the amount of securities you will receive upon exercise;
•the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•the rights, if any, we have to redeem the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•the date on and after which the warrants and the related securities will be separately transferable;
•U.S. federal income tax consequences;
•the name of the warrant agent; and
•any other material terms of the warrants.
After your warrants expire, they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•currencies; or
•commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of our class A common stock, shares of our preferred stock, depositary shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable supplement will describe:
•the terms of the units and of the shares of class A common stock, shares of preferred stock, depositary shares, debt securities, warrants, purchase contracts or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.
PLAN OF DISTRIBUTION
We may sell the securities under this prospectus from time to time. We may sell the securities in one or more of the following ways from time to time:
•to or through one or more underwriters or dealers;
•in short or long transactions;
•directly to investors;
•through agents; or
•through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•in privately negotiated transactions;
•in one or more transactions at a fixed price or prices, which may be changed from time to time;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•at prices related to those prevailing market prices; or
•at negotiated prices.
We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement and pricing supplement, if any, the terms and offering of securities, including:
•the names of any underwriters, dealers or agents;
•any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•the public offering price; and
•the securities exchanges on which such securities may be listed, if any.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or pricing supplement, if any, indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus, the applicable prospectus supplement and pricing supplement, if any, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus, an applicable prospectus supplement and an applicable pricing supplement, if any. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.
Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
Trading Market and Listing of Securities. Any shares of our class A common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange. The securities other than our class A common stock may or may not be listed on a national exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

WHERE YOU CAN FIND MORE INFORMATION
Our corporate website is visa.com/ourbusiness. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, proxy statements and any amendments to those reports filed or furnished pursuant to the Exchange Act can be viewed at http://www.sec.gov and our investor relations website at http://investor.visa.com as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC.
We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering:
•Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023;
•Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2023, March 31, 2024 and June 30, 2024;
•Our Current Reports on Form 8-K filed with the SEC on October 2, 2023, October 18, 2023, October 24, 2023 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof), January 24, 2024, January 25, 2024 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof), March 26, 2024 (but not the information furnished pursuant to Items 7.01 or 9.01 thereof), April 23, 2024 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof), May 8, 2024, July 10, 2024, and July 23, 2024 (but not the information furnished pursuant to Items 2.02 or 9.01 thereof); and
•Our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 7, 2023.
We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:
Visa Inc.
Attention: Corporate Secretary
P.O. Box 8999
San Francisco, CA 94128-8999
(650) 432-3200
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, certain legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of Visa Inc. and subsidiaries as of September 30, 2023 and 2022, and for each of the years in the three-year period ended September 30, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2023, have been incorporated herein by reference and in the registration statement in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

€3,500,000,000
Visa Inc.
€1,250,000,000 2.250% Senior Notes due 2028
€1,000,000,000 3.125% Senior Notes due 2033
€650,000,000 3.500% Senior Notes due 2037
€600,000,000 3.875% Senior Notes due 2044

PROSPECTUS SUPPLEMENT

Joint Bookrunners
J.P. Morgan
Barclays
BBVA
BofA Securities
Lloyds
Bank of China
Citigroup
Deutsche Bank
Goldman Sachs & Co. LLC
HSBC
RBC Capital Markets
Standard Chartered Bank
TD Securities
US Bancorp
Wells Fargo Securities
Co-Managers
Siebert Williams Shank
Penserra Securities LLC
R. Seelaus & Co., LLC
Ramirez & Co., Inc.

April 30, 2025